As filed with the Securities and Exchange Commission on March 10, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HOPE BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4849715
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

3200 Wilshire Boulevard, Suite 1400
Los Angeles, California 90010

(213) 639-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Angelee J. Harris
General Counsel and Corporate Secretary
Hope Bancorp, Inc.
3200 Wilshire Boulevard, Suite 1400

Los Angeles, California 90010

(213) 639-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jordan E. Hamburger, Esq.
Sheppard, Mullin, Richter & Hampton LLP
1901 Avenue of the Stars, Suite 1600

Los Angeles, CA 90067

(310) 228-3700

__________________

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

HOPE BANCORP, INC.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Purchase Contracts

Warrants

Rights

Units

We may, from time to time, offer to sell the securities listed above. In addition, certain selling security holders to be identified in supplements to this prospectus may offer and sell these securities from time to time. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We or any selling security holders may offer and sell the securities in any combination from time to time in one or more offerings. The preferred stock, depositary shares, debt securities, purchase contracts, warrants, rights and units may be convertible into or exercisable or exchangeable for our common stock or our other securities. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement or other free writing prospectus, that will describe the specific amounts, prices and terms of the securities being offered. These supplements, free writing prospectuses and any documents incorporated by reference herein may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement, any related free writing prospectus and all documents incorporated by reference before buying any of the securities being offered. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market (“ NASDAQ”) under the symbol “HOPE”.

The securities offered by this prospectus are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other government agency or instrumentality.

Investing in the offered securities involves significant risks. See “Risk Factors” beginning on page 1, and, if applicable, any risk factors described in any accompanying prospectus supplement and in the other documents that we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus for a discussion of certain risks you should consider before deciding to invest in the offered securities. The securities may be offered directly by us or by any selling security holder from time to time, through agents designated by us or to or through underwriters, brokers or dealers. We will provide specific information about any selling security holders in one or more supplements to this prospectus. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement or a related free writing prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement or a related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 10, 2026.

-i-

RISK FACTORS

An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties and the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended December 31, 2025 that we filed with the Securities and Exchange Commission (which we refer to as the “SEC”) on February 25, 2026, which is incorporated into this prospectus by reference, as updated by our annual and quarterly reports for subsequent fiscal years or fiscal quarters, that we file with the SEC after the date of this prospectus which are incorporated by reference into this prospectus. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or on which management is not focused or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (which we referred to as the “Securities Act”) utilizing a shelf registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. In addition, selling security holders to be named in a prospectus supplement may sell certain of our securities from time to time.

This prospectus provides you with only a general description of the securities that we or any selling security holder may offer. Each time we or any selling security holder offers our securities, we or such selling security holder will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any prospectus supplement and any related free writing prospectus together with additional information described below under the heading “Where You Can Find More Information.”

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information,” “Incorporation of Certain Documents by Reference” and “Cautionary Note Regarding Forward-Looking Statements” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

This prospectus, any accompanying prospectus supplement, and any related free writing prospectus may contain estimates and other information concerning our target markets that are based on industry publications, surveys and forecasts. This information involves a number of assumptions and limitations and you are cautioned not to give undue weight to this information. Please read the section of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.” The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These and other factors could cause actual results to differ materially from those expressed in such publications, surveys and forecasts.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

References in this prospectus to “we,” “our,” “us,” “Hope” and the “Company” refer to Hope Bancorp, Inc. and our subsidiaries on a consolidated basis, unless the context otherwise requires. References to the securities offered refer solely the securities of Hope Bancorp, Inc. and not to any of our subsidiaries. References to the “Bank” or “Bank of Hope” refer to Bank of Hope, a California state chartered bank and our wholly-owned subsidiary. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company with the SEC and, accordingly, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public on the SEC's website at http://www.sec.gov and may be accessed through our website at www.ir-hopebancorp.com by following the links to “Financials” and “SEC Filings.” Information on or accessible through our website is not a part of or incorporated by reference into this prospectus or any accompanying prospectus supplement, pricing supplement or free writing prospectus.

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. We believe that we have included or incorporated by reference all information material to investors in this prospectus, but some details that may be important for specific investment purposes have not been included. For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement and any prospectus supplement and other documents we file with the SEC from time to time..

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference the documents listed below and any future filings we make the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC.

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 25, 2026;
●	The portions of our definitive proxy statement on Schedule 14A relating to our 2025 Annual Meeting of Stockholders filed with the SEC on April 11, 2025 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;
●	Our Current Reports on Form 8-K, filed with the SEC on January 16, 2026 and January 27, 2026 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC); and

●	The description of our common stock contained in the registration statement on Form 8-A filed with the SEC on April 22, 2003, including any amendment or report filed pursuant to the Exchange Act for the purpose of updating that description, including Exhibit 4.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such documents, by requesting them from us in writing or by telephone at the following address:

Hope Bancorp, Inc.

3200 Wilshire Blvd., Suite 1400

Los Angeles, California 90010

Telephone: (213) 639-1700

Attention: Corporate Secretary

These filings and reports can also be found on our website, located at www.ir-hopebancorp.com, by following the links to “Financials” and “SEC Filings.”

The information contained on or accessible through our website does not constitute a part of this prospectus.

HOPE BANCORP, INC.

Hope is a bank holding company headquartered in Los Angeles, California. Hope was incorporated in Delaware in 2000. Hope offers commercial and retail banking loan and deposit products through its wholly-owned subsidiary, Bank of Hope, a California state chartered bank. From its roots as a Korean-American focused bank, it has grown to be one of the largest independent commercial banks headquartered in California and serve a multi-ethnic population of customers around the United States. Hope’s network of branches and loan production offices includes branch locations in California, New York, New Jersey, Washington, Texas, Illinois, Alabama and Georgia under the Bank of Hope banner, 29 branches in Hawaii under the Territorial Savings banner, loan production offices in California, New York, Colorado, Florida, Georgia, Oregon, Texas, and Washington, and a representative office in Seoul, South Korea.

Hope’s principal business activities are conducted through Bank of Hope and primarily consist of earning interest on loans and investment securities, which are primarily funded by customer deposits and other borrowings. Operating revenues consist of the difference between interest received and interest paid, gains and losses on the sale of financial assets, and fees earned for financial services provided to its customers. Interest rates are highly sensitive to many factors that are beyond Hope’s control, such as general economic conditions, new legislation and the policies of various governmental and regulatory authorities. Although Hope’s business may vary with local and national economic conditions, such variations are not generally seasonal in nature.

Hope offers a full suite of commercial, corporate and consumer loan, deposit and fee-based products and services, including commercial and commercial real estate lending, Small Business Administration lending, residential mortgage and other consumer lending, treasury management services, foreign currency exchange solutions, interest rate risk hedging products, and other and international trade financing, among others. Hope’s website at www.bankofhope.com offers internet banking services and applications in both English and Korean. The information contained on or accessible through such website does not constitute a part of this prospectus.

Hope is a registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. As a bank holding company, Hope is subject to regulation and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). As a Federal Deposit Insurance Corporation (“FDIC”) insured California state chartered bank, Bank of Hope is subject to regulation and examination by the FDIC and the California Department of Financial Protection and Innovation. Bank of Hope also is a member of the Federal Home Loan Bank of San Francisco, which provides it with a source of funds in the form of short-term and long-term borrowings.

Hope’s common stock is traded on the NASDAQ Global Select Market under the symbol “HOPE”. The principal executive offices of Hope are located at 3200 Wilshire Blvd., Suite 1400, Los Angeles, California 90010, and our telephone number is (213) 639-1700.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we anticipate the net proceeds from the sale of the securities by us will be added to our general funds and will be available for general corporate purposes, including, among other things, the repayment of existing indebtedness, the repurchase of our common stock, investments in, or extensions of credit to, our existing or future subsidiaries, and the financing of possible acquisitions.

Pending such use, we may invest the net proceeds in securities or reduce our indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank, Bank of Hope. Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

We will not receive any of the proceeds from sales of securities by selling security holders.

SELLING SECURITY HOLDERS

If the registration statement of which this prospectus forms a part is used by selling security holders for the resale of any securities registered thereunder pursuant to a registration rights agreement to be entered into by us with such selling security holders or otherwise, information about such selling security holders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement, any free writing prospectus or in other filings we make with the SEC under the Exchange Act that are incorporated by reference into the registration statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or free writing prospectus and the documents incorporated herein and therein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market, and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “forecasts,” “estimates” and similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, trends, uncertainties, and factors that are beyond the Company’s control or ability to predict. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. Factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, but are not limited to: possible deterioration of economic conditions in our areas of operation and in the US generally, including as a result of the interest rate environment, supply chain disruptions, tariffs and international tensions, inflation, labor shortages, housing and real estate markets, consumer confidence and spending habits; risk of adverse economic or political conditions in South Korea; interest rate risk associated with volatile interest rates and related asset-liability matching risk; potential increases in deposit insurance assessments; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions; the failure of or changes to assumptions and estimates underlying the Company’s allowances for credit losses; geopolitical instability or unrest; conflicts in the Middle East, including the current conflict between the United States and Israel and Iran; risk of natural disasters; risk of cybersecurity incidents; regulatory risks associated with current and future regulations; the impact of U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability; and risks from natural disasters.

Additional factors that could cause our performance or results to differ from those projected will be described under “Risk Factors” in the applicable prospectus supplement and are described in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement.

These forward-looking statements are made only as of the date of this prospectus and are not guarantees of future results, performance or outcomes. Such forward-looking statements are based on assumptions and estimates, which although believed to be reasonable, may turn out to be incorrect. Therefore, undue reliance should not be placed upon these estimates and statements. Hope cannot assure that any of these statements, estimates, or beliefs will be realized and actual results or outcomes may differ from those contemplated in these forward-looking statements. Hope does not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise after the date of this prospectus. You are advised to consult further disclosures Hope may make on related subjects in their respective filings with the SEC.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, depositary shares, debt securities, purchase contracts, warrants, rights and units that we may offer from time to time in one or more offerings together or separately. These summary descriptions are not meant to be complete descriptions of each of the securities. The particular terms of any offering of securities will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. You should carefully read both this prospectus and any related prospectus supplement before you invest in any of our securities.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of March 9, 2026, there were 127,847,388 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Our authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any securities exchange on which our securities may be listed or traded.

In this section we describe certain features and rights of our capital stock. The following discussion summarizes some of the important rights of our stockholders. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our capital stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Delaware General Corporation Law (“DGCL”) and our Certificate of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The summary below and any update which may be contained in any prospectus supplement is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, as either may be amended from time to time after the date of this prospectus, but before the date of any prospectus supplement used to offer our common stock or preferred stock, as applicable.

Common Stock

We may issue, either separately or together with other securities, shares of common stock. Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters voted upon by stockholders. If we issue preferred stock, holders of the preferred stock may also possess voting rights. Upon our liquidation or dissolution, the assets legally available for distribution to holders of our shares of common stock, after payment of all our obligations and payment of any liquidation preference of all other classes and series of stock entitled thereto, including our preferred stock, are distributable ratably among the holders of our common stock.

The holders of our common stock have no preemptive rights to subscribe for new issue securities, and shares of our common stock are not subject to redemption, conversion, or sinking fund provisions.

After the preferential dividends upon all other classes and series of stock entitled thereto shall have been paid or declared and set apart for payment and after we have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or for a redemption account on any class of stock, then the holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available therefore under the laws of the State of Delaware. Delaware law imposes restrictions on the payment of cash dividends by Delaware corporations such as the Company. Moreover, as a bank holding company, we are required to be a source of financial strength for our bank subsidiary and, therefore, we will not be permitted to pay dividends if, in the view of the Federal Reserve Board, doing so would weaken our financial condition or capital resources. In addition, cash dividends from Bank of Hope will constitute the principal source of cash available to us to pay dividends to stockholders in the future. However, there are statutory and regulatory restrictions on Bank of Hope’s ability to pay cash dividends to us. Therefore, dividend payment restrictions on Bank of Hope may limit the amount of cash that we will have to pay dividends to our stockholders. For additional information regarding the legal and regulatory restrictions on the payment of cash dividends by us and our subsidiaries, see “Dividends and Stock Repurchases” which is incorporated into this prospectus from Item I of our Annual Report on Form 10-K for our fiscal year ended December 31, 2025, which we filed with the SEC on February 25, 2026.

Our common stock is currently traded on the NASDAQ Global Select Market under the symbol “HOPE.”

Hope’s transfer agent is Computershare Trust Company, N.A. Its address is 150 Royall Street, Suite 101, Canton, MA 02021 and its telephone number is (800) 676-0712.

Preferred Stock

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the certificate of designation with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock. In the event of any conflict between the terms of such certificate of designation and the summary set forth below or in the applicable prospectus supplement, the terms set forth in the certificate of designation shall govern.

Upon authorization of our board of directors, we may issue shares of one or more series of our preferred stock from time to time. Our board of directors may, without any action by holders of common stock or, except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding, adopt resolutions to designate and establish a new series of preferred stock. Upon establishing such a series of preferred stock, the board will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock.

Any preferred stock that we issue under this prospectus will have the voting, dividend, liquidation, redemption and conversion rights described below, unless otherwise provided in the prospectus supplement related to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms of the series. The rights of any series of preferred stock may include, among others:

●	general or special voting rights;
●	preferential liquidation or preemptive rights;
●	preferential cumulative or noncumulative dividend rights;
●	redemption or put rights;
●	conversion or exchange rights; or
●	any additional dividend, liquidation, redemption or sinking fund provisions and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

When issued, the preferred stock will be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Voting Rights.   Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as may be otherwise required by Delaware law or in our Certificate of Incorporation.

Dividends.   Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, dividends at such rates and on such dates described, if any, in the applicable prospectus supplement and certificate of designation. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement and certificate of designation.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement and certificate of designation. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Such dividends shall accrue on a daily basis and shall be payable quarterly in arrears on or before March 31, June 30, September 30 or December 31 of each year, or as otherwise specified in the certificate of designation with respect to the series of preferred stock.

If dividends are paid to holders of such preferred stock, the preferred stock will share dividends pro rata with any parity securities. Unless otherwise set forth in the applicable prospectus supplement and certificate of designation, any dividends that are not paid with respect to a dividend period will not cumulate but will be waived and not payable by us.

Rights Upon Liquidation.   Unless otherwise set forth in the applicable prospectus supplement and certificate of designation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities (including our common stock), liquidating distributions in the amount described in the applicable prospectus supplement and certificate of designation relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. In addition, if the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Redemption.   We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement and certificate of designation. The applicable prospectus supplement and certificate of designation will state the terms, if any, regarding partial redemption, future payment of dividends, termination rights, treatment in the event of arrears and our ability to acquire any shares.

Conversion or Exchange Rights.   The prospectus supplement and certificate of designation relating to a series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock, debt securities or another series of our preferred stock. These provisions may allow or require the number of our shares of common stock or other securities to be received by holders of shares of preferred stock to be adjusted upon the occurrence of events described in the applicable prospectus supplement and certificate of designation, including: the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and/or preferred stockholders entitling them to purchase common stock for an aggregate purchase price per share less than the current market price per share of common stock; and any other events described in the applicable prospectus supplement and certificate of designation. Unless the applicable prospectus supplement and certificate of designation relating to a series of preferred stock so provides, our preferred stock will have no preemptive rights.

Anti-Takeover Effects

Federal and state banking laws and regulations, Delaware law, and certain provisions of our Certificate of Incorporation and Bylaws, which are summarized in the following paragraphs, may have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in the payment of a premium over the market price for the shares held by our stockholders.

Restrictions on Ownership.   The Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, together with similar state statutes and federal implementing regulations, require that, depending on the particular circumstances, federal and/or state regulatory approval must be obtained or notice must be furnished prior to any person acquiring “control” of us or our state bank subsidiary, including the acquisition of certain percentages of our capital stock. These laws may prevent a merger or acquisition that would be attractive to our stockholders and could limit the price investors would be willing to pay in the future for our common stock.

Delaware Anti-Takeover Law.   As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the DGCL, which restricts certain business combinations between us and an “interested stockholder” (in general, a stockholder owning 15% or more of our outstanding voting stock) or that stockholder’s affiliates or associates for a period of three years following the date on which the stockholder becomes an “interested stockholder” unless certain specified conditions are satisfied. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for our securities.

California and Federal Banking Law. Certain provisions of California and federal law and regulations which may be deemed to have “anti-takeover” effects. The following summary of these provisions is necessarily general and reference should be made to the actual law and regulations.

Federal law prohibits a person or group of persons “acting in concert” from acquiring “control” of a bank holding company unless the Federal Reserve has been given 60 days prior written notice of such proposed acquisition and within that time period the Federal Reserve has not issued a notice disapproving the proposed acquisition or extending the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank or bank holding company with a class of securities registered under Section 12 of the Exchange Act would, under the circumstances set forth in the presumption, constitute the acquisition of control. In addition, any “company” would be required to obtain the approval of the Federal Reserve under the Bank Holding Company Act before acquiring 25% (5% in the case of an acquiror that is, or is deemed to be, a bank holding company) or more of any class of voting stock, or such lesser number of shares as may constitute control.

Under the California Financial Code, no person shall, directly or indirectly, acquire control of a California state bank or its holding company unless the Commissioner of the California Department of Financial Protection and Innovation has approved such acquisition of control. A person would be deemed to have acquired control of Bank of Hope if such person, directly or indirectly, has the power (1) to vote 25% or more of the voting power of Bank of Hope, or (2) to direct or cause the direction of the management and policies of Bank of Hope. For purposes of this law, a person who directly or indirectly owns or controls 10% or more of our outstanding common stock would be presumed to indirectly control Bank of Hope.

Blank Check Preferred Stock.   The Board of Directors is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions on the shares of each series. The authority to designate and issue preferred stock may be used to issue one or more series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock or could also be used as a method of determining, delaying or preventing a change of control.

Advance Notice Bylaws.   Our Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of the annual meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who (i) was and continues to be a stockholder of record on (x) the date the notice of proposal or nomination by the stockholder is delivered pursuant to the Bylaws, (y) the record date of the meeting and (z) the date of the meeting, (ii) is entitled to vote at the meeting and (iii) has given our corporate secretary timely written notice in proper form as set forth in our Bylaws, of the stockholder’s intention to bring that business or to nominate candidates for election to the board prior to the date of the annual meeting.

Our Bylaws may have the effect of precluding the conduct of certain business at a meeting, including the nomination of candidates for election to the board in opposition to nominees of the board of directors, if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company.

Calling of Special Stockholders Meetings.   Under the DGCL, a special meeting of stockholders may be called by our board of directors or by any person authorized to do so in our Certificate of Incorporation or Bylaws. Our Bylaws provide that a special meeting of stockholders may be called by the board or by stockholders owning not less than 10% of the voting power of the Company.

Exclusive Forum Selection Provision.   Our Certificate of Incorporation contains an exclusive forum selection provision that requires certain legal actions, including stockholder derivative lawsuits, to be brought in courts located in the State of Delaware, and that legal actions under the Securities Act be brought in the federal district courts of the United States.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional interests in shares of preferred stock rather than a full share of preferred stock. In that event, except as otherwise set forth in the applicable prospectus supplement, depositary receipts will be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the applicable prospectus supplement. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the deposit agreement and terms of the depositary shares, as applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the depositary shares that we may offer under this prospectus, as well as the complete deposit agreement and depositary share certificates and any other related documents that contain the terms of the depositary shares. The deposit agreement, and not any summary included herein or in any prospectus supplement or free writing prospectus, will be the legally binding document governing the terms of any depositary shares we may issue.

Any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred stock into other securities. In addition, the prospectus supplement will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

DESCRIPTION OF DEBT SECURITIES

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities from time to time in one or more series, as set forth in the applicable prospectus supplement. The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.

General

We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior indenture and subordinated indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures. You should carefully consider the actual provisions of the indentures and any supplemental indentures.

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the dollar value of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets (or any property or assets of any of our subsidiaries). Thus, by owning debt securities, you will be one of our unsecured creditors.

We are a holding company and conduct substantially all of our operations through our subsidiary, Bank of Hope. As a result, claims of holders of our debt securities will generally have a junior position to claims of creditors of the Bank. Our cash flows and our ability to service our debt, including any debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. In addition, our right to participate as a stockholder in any distribution of assets of the Bank (and thus the ability of holders of our debt securities to benefit from such distribution as our creditors) is junior to creditors of the Bank, including depositors of the Bank.

The indentures, forms of which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture or supplemental indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is permitted or mandatory, whether at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

●	the title and form of the debt securities;
●	the ranking of the debt securities as compared to other debt and if such debt securities are subordinated, the terms of the subordination;
●	the aggregate principal amount of the debt securities or the series of which they are a part;
●	whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;
●	the person or persons to whom any principal or interest on a debt security of the series will be paid;
●	the date or dates on which we must repay the principal;
●	the rate or rates at which the debt securities will bear interest;
●	whether the debt securities will be issued as original issue discount debt securities (as described below);
●	the date or dates from which interest will accrue, and the dates on which we must pay interest;
●	the place or places where we must pay the principal and any premium or interest on the debt securities;
●	the terms and conditions on which the debt securities may be convertible into other securities;
●	whether the debt securities are entitled to the benefit of any sinking fund;
●	the identity of the trustee;
●	the terms and conditions on which we may redeem any debt security, if at all;
●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;
●	the denominations in which we may issue the debt securities;
●	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;
●	the currency in which we will pay the principal of and any premium or interest on the debt securities;
●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;
●	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;
●	whether the debt securities are defeasible and the terms of such defeasance;
●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;
●	whether the debt securities are to be issued in global form;
●	any restrictions on the offer, sale and delivery of the debt securities;
●	the identity of each security registrar or paying agent (if other than trustee);
●	any provisions granting special rights to debt securities holders upon the occurrence of specified events;
●	any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture; and
●	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

Senior Debt Securities

The senior debt securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness. For a definition of “senior indebtedness,” see “Subordinated Debt Securities — Subordination” below.

Events of Default.   Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default for any series of senior debt securities:

●	default in the payment of interest on any senior debt security of that series and the continuance of that default for 90 days;
●	default in (i) the payment of the principal of (or premium, if any, on) any senior debt security of that series when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise or (ii) any payment required by any sinking or analogous fund established with respect to that series;
●	failure by us for 90 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;
●	specified events of bankruptcy, insolvency, or reorganization; and
●	any other event of default specified with respect to senior debt securities of that series.

If any event of default with respect to senior debt securities of any series occurs, the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series shall automatically be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series will be entitled to annul the declaration.

We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default. Subject to the duty to act with the required standard of care during a default, the trustee will not be obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of outstanding senior debt securities of any series will be entitled to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee will be entitled to decline to act if the direction is contrary to law or the senior indenture.

Unless otherwise specified in the applicable prospectus supplement, we will be required to file annually with the trustee a certificate of no default or specifying any default that exists.

Defeasance and Covenant Defeasance.   Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect:

●	defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding; and/or
●	covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

To make either of the above elections, we will be required to deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.

As used in the senior indenture, “U.S. government obligations” are:

●	direct obligations of the U.S. or of an agency or instrumentality of the U.S., in either case that are guaranteed as full faith and credit obligations of the U.S. and that are not redeemable by the issuer thereof; and
●	certain depositary receipts with respect to obligations referred to in clause immediately above.

As used in the senior indenture, “foreign government obligations” are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that are guaranteed as full faith and credit obligations of such foreign government or governments and that are not redeemable by the issuer thereof.

As a condition to defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, will be required to refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities would not be accelerated. We will be entitled to exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option. If we were to exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust will be based upon scheduled cash flows, rather than market value, which will vary depending upon interest rates and other factors.

Modification and Waiver.   Unless otherwise specified in the applicable prospectus supplement, we, together with the trustee, will be entitled to enter into supplemental indentures without the consent of the holders of senior debt securities to:

●	evidence the assumption by another person of our obligations;
●	add covenants for the benefit of the holders of all or any series of senior debt securities;
●	add any additional events of default;
●	add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;
●	add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture, or modify the rights of a holder of any senior debt security with such provision;
●	conform to the “Description of the Notes” section of the applicable prospectus supplement to the extent that such provision in the “Description of the Notes” set forth in the applicable prospectus supplement was intended to be a verbatim recitation of a provision of the applicable indenture;
●	supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect;
●	secure any senior debt security;
●	establish the form or terms of senior debt securities of any series;
●	evidence the acceptance of appointment by a successor trustee; or
●	cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.

Unless otherwise specified in the applicable prospectus supplement, other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment will be permitted to, however, without the consent of the holder of each outstanding senior debt security affected:

●	change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;
●	reduce the principal amount of (or premium or additional amounts, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;
●	change the place or currency of payment of principal of (or premium or additional amounts, if any) or the interest, if any, on such senior debt security;
●	impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;
●	make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price;
●	reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or
●	modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series will be entitled to, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and waive any past default under the senior indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants.

Consolidation, Merger, and Sale of Assets.   We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person, or permit another corporation to merge into us, as long as:

●	the successor is a person organized under U.S. law;
●	the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;
●	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
●	other specified conditions are met.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire stock or assets of another entity, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets. The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership.

In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Subordinated Debt Securities

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those subordinated debt securities. The subordinated debt securities will be our direct, unsecured general obligations. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness — and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization — to all other financial obligations. Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited. Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See “— Events of Default” below.

Subordination.   As used in this prospectus, “senior indebtedness” means the principal of, premium or additional amounts, if any, and interest on all indebtedness for money borrowed by us or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind. Senior indebtedness, however, does not include indebtedness that is stated in its terms to not be superior to, or to have the same rank as or be subordinate to, the subordinated debt securities.

As used in this prospectus, “other financial obligations” means all indebtedness of the Company for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as, or be subordinate to, the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt.

Unless otherwise specified in the applicable prospectus supplement, no payments on account of principal (or premium or additional amounts, if any) or interest, if any, in respect of the subordinated debt securities will be permitted to be made if:

●	there shall have occurred and be continuing a default in the payment of principal of (or premium or additional amounts, if any) or interest on senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or
●	any judicial proceeding shall be pending with respect to any such default in payment or event of default.

In addition, unless otherwise specified in the applicable prospectus supplement, upon our dissolution, winding-up, liquidation or reorganization, we will be required to pay to the holders of senior indebtedness the full amounts of principal of, premium or additional amounts, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors that hold other financial obligations have not received their full payments, then we will first be required to use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.

Events of Default.   Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default for any series of subordinated debt securities:

●	default in the payment of interest on any subordinated debt security of that series and the continuance of that default for 90 days;
●	default in (i) the payment of the principal of (or premium, if any, on) any subordinated debt security of that series when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise or (ii) any payment required by any sinking or analogous fund established with respect to that series;
●	failure by us for 90 days after notice to perform any of the other covenants or warranties in the subordinated indenture applicable to that series;
●	specified events of bankruptcy, insolvency, or reorganization; and
●	any other event of default specified with respect to subordinated debt securities of that series.

If any event of default with respect to subordinated debt securities of any series occurs, the principal amount (or, if the subordinated debt securities of that series are original issue discount subordinated debt securities, a specified portion of the principal amount) of all subordinated debt securities of that series shall automatically be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding subordinated debt securities of that series will be entitled to annul the declaration.

We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount subordinated debt securities upon an event of default. Subject to the duty to act with the required standard of care during a default, the trustee will not be obligated to exercise any of its rights or powers under the subordinated indenture at the request or direction of any of the holders of subordinated debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of outstanding subordinated debt securities of any series will be entitled to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee will be entitled to decline to act if the direction is contrary to law or the subordinated indenture.

Unless otherwise specified in the applicable prospectus supplement, we will be required to file annually with the trustee a certificate of no default or specifying any default that exists.

Defeasance and Covenant Defeasance.   Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect defeasance and/or covenant defeasance under the same terms described above under “Senior Debt Securities — Defeasance and Covenant Defeasance.”

Modification and Waiver.   Unless otherwise specified in the applicable prospectus supplement, the terms for amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the subordinated indenture will be the same as those described above under “Senior Debt Securities — Modification and Waiver.” Additionally, unless otherwise specified in the applicable prospectus supplement, no modification or amendment to the subordinated indenture will be permitted to, without the consent of the holder of each outstanding subordinated debt security affected, modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities.

Consolidation, Merger, and Sale of Assets.   Unless otherwise specified in the applicable prospectus supplement, we will be entitled to, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into the Company under the same terms described above under “Senior Debt Securities — Consolidation, Merger, and Sale of Assets.”

Regarding the Trustee

Unless otherwise specified in the applicable prospectus supplement, the right of the trustee to obtain payment of claims or secure its claims will be limited, should it become our creditor.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act of 1939, as amended), the trustee will be required to either eliminate the conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939, as amended, and the applicable indenture.

The applicable prospectus supplement will identify the trustee for the particular series of debt securities to be issued under either of the indentures.

Governing Law

The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, common stock, preferred stock or depositary shares.

The price of our debt securities, or the price per share of our common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

●	whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;
●	whether the purchase contracts are to be prepaid or not;
●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;
●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
●	any material United States federal income tax considerations relevant to the purchase contracts; and
●	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares. Warrants may be issued independently, as part of a unit, and/or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, units, shares of common stock or preferred stock or depositary shares. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

General

If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following:

●	the title of the warrants;
●	the price or prices at which the warrants will be issued;
●	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;
●	the price or prices at which the warrants may be exercised to purchase the securities underlying them;
●	the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;
●	the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;
●	if applicable, the date on and after which the warrants and the related debt securities, common stock, preferred stock or other securities will be separately transferable;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;
●	whether the warrants will be issued in registered or bearer form;
●	a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares or other securities at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by us, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the applicable prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares or other securities purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares or other securities purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

●	the issuance of the stock dividend to holders of common stock or preferred stock, respectively;
●	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or
●	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We may, at our option, reduce the exercise price of a stock warrant at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, the terms of the applicable stock warrant shall provide that, in case of any consolidation, merger, or sale or conveyance of the property of Hope Bancorp, Inc. as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, preferred stock, depositary shares, debt securities, or any combination thereof. The rights may be issued independently, as part of a unit, and/or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

●	the title of the rights;
●	the record date for determining security holders entitled to the rights distribution;
●	the number of rights issued and the number of shares of common stock, preferred stock or other securities that may be purchased upon exercise of the rights;
●	the identity of the rights agent;
●	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;
●	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such securities issued together with such rights;
●	the date, if any, on and after which the rights will be separately transferable;

●	if applicable, the minimum or maximum number of rights that may be exercised at any one time;
●	the exercise price of the rights;
●	the steps required to exercise the rights;
●	the conditions to the completion of the offering, if any;
●	the withdrawal, termination and cancellation rights, if any;
●	the date on which the rights will become effective and the date on which the rights will expire;
●	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;
●	whether we intend to sell the shares of common stock or other securities underlying such rights that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;
●	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;
●	any material U.S. federal income tax consequences; or
●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder thereof to purchase for cash the principal amount of shares of common stock, preferred stock or other securities underlying such rights at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

The applicable prospectus supplement will describe the terms of any rights. The preceding description and any description of rights in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the terms of any agreements relating to the rights.

DESCRIPTION OF UNITS

We may issue units consisting of our common stock, preferred stock, depositary shares, debt securities, purchase contracts, warrants, rights, or any combination thereof. The units may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of units will be issued under a separate unit agreement to be entered into between a unit agent and us. The unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of units.

We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each security included in such unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The prospectus supplement relating to any units we offer will describe the specific terms of the offering and the units, including:

●	the designation and the terms of the units and each of the securities constituting the units, including whether and under what circumstances those securities may be traded separately;
●	any additional terms of the agreement governing the units;
●	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;
●	any applicable material United States federal income tax consequences; and
●	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Common Stock and Preferred Stock,” “Description of Depositary Shares,” “Description of Debt Securities,” “Description of Purchase Contracts,” “Description of Warrants,” and “Description of Rights” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the terms of any agreements relating to the units.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue any of the securities described in this prospectus or any prospectus supplement in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by such registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons beneficially holding securities through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities represented by the registered global security. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them. However, we can provide no assurances regarding how any particular depository (or participant therein) will operate as it relates to our securities which may be represented by a registered global security.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Hope Bancorp, Inc., the trustees, the warrant agents, the unit agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will promptly credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. However, expect to the extent set forth in any applicable contractual arrangement we may have with a holder of our securities or any applicable law, we take no responsibility for the actions or omissions of any depository (or participant therein) which holds our securities which may be represented by a registered global security.

If the depository for any of our securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture for any debt securities, we may at any time and in our sole discretion decide not to have any of such securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee or depository, run only to the legal holders of our securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in “street name”, you should check with your own institution to find out:

●	how it handles securities payment and notices;
●	whether it imposes fees or charges;
●	how it would handle a request for the holders’ consents, if ever required;
●	whether and how you can instruct it to send your securities registered in your own name so you can be a registered holder;
●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
●	if the securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

If our securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe herein;
●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee or other third party agent have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee or other third party agent also do not supervise the depositary in any way;
●	the depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

●	directly to investors, including through a specific bidding, auction or other process;
●	to investors through agents;
●	directly to agents;
●	to or through brokers or dealers;
●	to the public through underwriting syndicates led by one or more managing underwriters;
●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
●	to one or more underwriters acting alone for resale to investors or to the public; and
●	through a combination of any such methods of sale.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the securities, including securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer manager may realize profits or losses independent of any dealer-manager fee paid by us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or slowing a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries in the ordinary course of business.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one business day after the trade date for your securities.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Except as otherwise provided in any prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP. If legal matters in connection with any offering made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting compensation, expected to be incurred in connection with the registration and sale of the securities covered by this Registration Statement.

SEC registration fee	$	*
Trustee’s fees and expenses		**
Transfer agent and registrar fees		**
Printing expenses		**
Accounting fees and expenses		**
Rating agency fees		**
Legal fees and expenses		**
Miscellaneous expenses		**
Total	$	**
*	Because the amount to be registered consists of an unspecified amount of the securities as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.

The following provisions of Delaware law, and our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, govern the indemnification of our directors and officers.

Section 145 (“Section 145”) of the Delaware General Corporation Law (the “DGCL”) permits indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The foregoing is only a summary of the described sections of the DGCL and is qualified in its entirety by reference to such sections.

Our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that we shall indemnify each of our officers, directors, employees and agents to the fullest extent permitted by Section 145. In addition, our Second Amended and Restated Certificate of Incorporation provides that no current or former director or officer shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

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Item 16.   Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Underwriting Agreement for any offering of securities*

3.1	Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to the Company’s Current Report on Form 8-K, Exhibit 3.1, filed with the SEC on May 29, 2024)

3.2	Amended and Restated Bylaws (incorporated herein by reference to the Company’s Current Report on Form 8-K, Exhibit 3.1, filed with the SEC on January 16, 2026)

4.1	Form of Specimen Certificate for Preferred Stock*

4.2	Form of Deposit Agreement for Depositary Shares*

4.3	Form of Indenture for Senior Debt Securities

4.4	Form of Indenture for Subordinated Debt Securities

4.5	Form of Senior Debt Securities*

4.6	Form of Subordinated Debt Securities*

4.7	Form of Purchase Contract*

4.8	Form of Warrant Agreement*

4.9	Form of Unit Agreement*

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP

23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (contained in Exhibit 5.1)

23.2	Consent of Crowe LLP

24.1	Power of Attorney (contained on signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture**

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture**

107	Calculation of Filing Fee Table

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

** To be filed with the SEC on Form T-1 within two business days following the offering or sale of the debt securities represented thereby, pursuant to Rule 305(b)(2) promulgated under the Trust Indenture Act of 1939, if applicable.

 Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities

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Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 10, 2026.

HOPE BANCORP, INC.

By:	/s/ Kevin S. Kim
Kevin S. Kim
Chairman, President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin S. Kim and Julianna Balicka as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities indicated have signed this Registration Statement on the dates indicated.

Signature	Title	Date
/s/ KEVIN S. KIM	Chairman, President, and Chief Executive Officer	March 10, 2026
Kevin S. Kim	(Principal Executive Officer)
/s/ JULIANNA BALICKA	Executive Vice President and Chief Financial Officer	March 10, 2026
Julianna Balicka	(Principal Financial and Accounting Officer)
/s/ DONALD D. BYUN	Director	March 10, 2026
Donald D. Byun
/s/ JINHO DOO	Director	March 10, 2026
Jinho Doo
	Director	March 10, 2026
Daisy Y. Ha
/s/ JOON KYUNG KIM	Director	March 10, 2026
Joon Kyung Kim
/s/ RACHEL H. LEE	Director	March 10, 2026
Rachel H. Lee
/s/ DAVID P. MALONE	Director	March 10, 2026
David P. Malone
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/s/ LISA K. PAI	Director	March 10, 2026
Lisa K. Pai
/s/ SCOTT YOON-SUK WHANG	Director	March 10, 2026
Scott Yoon-Suk Whang
/s/ DALE S. ZUEHLS	Director	March 10, 2026
Dale S. Zuehls

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